UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37487 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

We held our 2018 Annual Meeting of Shareholders on March 27, 2019. At the Annual Meeting, our stockholders approved the two proposals listed below. Based on the report of the Inspector of Elections for the Annual Meeting, 14,931,774 shares out of 18,960,505 shares outstanding and entitled to vote, or approximately 78.75%, were present at the meeting, in person or by proxy. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the proxy statement.

1.	Elect six members of the Board of Directors. All of the nominees were elected.

Name	Votes For	Abstentions
Edward G. Broenniman	5,597,074	839,707
Guy F. Cipriani	6,044,124	392,657
Charles J. Fisher, Jr., MD	6,046,338	390,443
Sabrina Martucci Johnson	6,046,864	389,917
T.C., Rodell, MD, FCCP	6,044,273	392,508
Chetan S. Shah, MD	6,106,997	329,784

2.	Ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2019. The resolution was approved.

Votes For	Votes Against	Abstentions
14,667,281	255,579	8,914

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: March 27, 2019	Chief Financial Officer

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